Exhibit 10.2

PURCHASE AGREEMENT

THIS AGREEMENT dated as of the 11 day of April, 2012.

BETWEEN:

GERALD DIAKOW, an individual with an address of 1537 54th
Street, Delta, BC, V4M3H6, Canada
(the “Vendor”)
OF THE FIRST PART

AND:

VENZA GOLD CORP., a British Columbia company having an address at Suite 610, 1100 Melville Street, Vancouver, British Columbia, Canada V6E 4A6

(the “Purchaser”)
OF THE SECOND PART

WHEREAS:

A.           The Vendor is the sole recorded and beneficial owner of the mineral claims described in Schedule “A” hereto (the “Property”); and

B.           The Vendor wishes to sell an undivided 100% interest in and to the Property to the Purchaser and the Purchaser wishes to acquire such interest pursuant to the terms and conditions set out in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

VENDOR’S REPRESENTATIONS AND WARRANTIES

1.           The Vendor represents and warrants to the Purchaser that:

(a)	it is the sole recorded and beneficial owner of an undivided l00% interest in and to the Property;

(b)
the claims comprising the Property have been, to the best of the information and belief of the Vendor, properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situate, are accurately described in Schedule “A” and are valid and subsisting mineral claims as at the date of this Agreement;

(c)
the Property is in good standing under all applicable laws and regulations, all assessment work required to be performed and filed has been performed and filed, all taxes and other payments have been paid and all filings have been made;

(d)
the Property is free and clear of any encumbrances, liens or charges and neither the Vendor nor, to the best of the Vendor’s knowledge, any of its predecessors in interest or title, have done anything whereby the Property may be encumbered;

(e)
it has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest;

(f)	there are no obligations or commitments for reclamation, closure or other environmental corrective, clean-up or remediation action directly or indirectly relating to the Property; and

(g)	no proceedings are pending for, and the Vendor is unaware of any basis for the institution of any proceedings leading to, the placing of the Vendor in bankruptcy.

PURCHASER’S REPRESENTATIONS AND WARRANTIES

2.           The Purchaser represents and warrants to the Vendor that:

(a)	it has been duly incorporated, amalgamated or continued and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, amalgamation or continuation;

(b)
it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transactions herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of the Articles or the constating documents of the Purchaser or any shareholders’ or directors’ resolution, indenture, agreement or other instrument whatsoever to which the Purchaser is a party or by which it is bound or to which it or the Property may be subject;

(c)
no proceedings are pending for, and the Purchaser is unaware of any basis for the institution of any proceedings leading to, the dissolution or winding up of the Purchaser or the placing of the Purchaser in bankruptcy or subject to any other laws governing the affairs of insolvent corporations; and

(d)
the shares issued under section 4 will, at the time of delivery to the Vendor, be duly authorized and validly allotted and issued as fully paid and non-assessable, free and clear of all liens, charges or encumbrances.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

3.           The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived.  The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor’s favour without prejudice to any of its rights with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor’s representations in the Purchaser’s favour.

PURCHASE AND SALE

4.           The Vendor hereby sells and assigns and the Purchaser hereby purchases an undivided 100% interest in and to the Property for the following consideration

•	the issuance of 200,000 common shares of the Purchaser to the Vendor,

on closing of the Agreement.

FURTHER ASSURANCES

5.           The Vendor shall execute or cause to be executed a Bill of Sale or such other documents as the Purchaser may reasonable require transferring a 100% interest in and to the Property to the Purchaser, which the Purchaser shall be at liberty to record forthwith. The parties shall execute all further documents or assurances as may be required to carry out the full intent of this Agreement.

NOTICE

6.                      Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

ENTIRE AGREEMENT

7.           This Agreement constitutes the entire agreement between the parties and replaces and supercedes all agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or express or implied, statutory or otherwise, between the parties with respect to the subject matter herein.

GENDER

8.           Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

ENUREMENT

9.           This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

COUNTERPART EXECUTION

10.           This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

/s/ Gerry Diakow
GERRY DIAKOW

VENZA GOLD CORP.
by its authorized signatory:

By:   /s/ Ralph Biggar
       Authorized Signatory

SCHEDULE “A”

List of Mineral Claims

Tenure Number	Claim Name	Owner	Expiry Date	Area
978304	OS GOLD	Gerry Diakow	April 5, 2013	523.07 Ha.
978305	QUAD GOLD	Gerry Diakow	April 5, 2013	165.49 Ha.

All minerals claims are located in British Columbia, Canada.